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                                 EXHIBIT 21.1

                          Subsidiaries of the Company
                          ---------------------------

                     Name                                      Place of Incorporation
                     ----                                      ----------------------
          Parametric Holdings Inc.                             Delaware
          Parametric Securities Corporation                    Massachusetts
          PTC International, Inc.                              Massachusetts
          PTC Acquisition Corporation                          Massachusetts
          Parametric Technology Australia Pty Limited          Australia
          Parametric Technology Gesellschaft m.b.H.            Austria
          Parametric Foreign Sales Corporation                 Barbados
          Parametric Technology (Belgium) b.v.b.a.             Belgium
          Parametric Technology (Canada) Ltd.                  Canada
          Parametric Technology (Denmark) A/S                  Denmark
          Parametric Technology (Finland) Oy                   Finland
          Parametric Technology S.A.                           France
          Parametric Technology GmbH                           Germany
          Parametric Technology (Hong Kong) Limited            Hong Kong
          Parametric Technology (Hong Kong) Limited-
           Beijing Representative Office                       Hong Kong
          Parametric Technology (Hong Kong) Limited-
           Bombay Liaison Office                               Hong Kong
          Parametric Technology (Hong Kong) Limited-
           Shanghai Representative Office                      Hong Kong
          Parametric Technology (India) Private Limited        India
          Parametric Technology (Republic of Ireland) Limited  Ireland
          Parametric Technology Israel Ltd.                    Israel
          Parametric Technology Italia S.r.l.                  Italy
          Nihon Parametric Technology K.K.                     Japan
          Parametric Korea Co., Ltd.                           Korea
          Parametric Technology Singapore Pte Ltd -
           Malaysian Rep. Office                               Malaysia
          Parametric Technology Europe B.V.                    The Netherlands
          Parametric Technology Nederland B.V.                 The Netherlands
          Parametric Technology (Norway) AS                    Norway
          Parametric Technology Singapore Pte Ltd              Singapore
          Parametric Technology Espana, S.A.                   Spain
          PTC Sweden AB                                        Sweden
          Parametric Technology (Schweiz) AG                   Switzerland
          Parametric Technology Taiwan Ltd.                    Taiwan
          Parametric Technology (UK) Limited                   United Kingdom
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